COUNTER OFFER 2

Document updated: June 2021

ARIZONA association of REALTORS® REAL SOLUTIONS. REALTOR® SUCCESS.

The pre-printed portion of this form has been drafted by the Arizona Association of REALTORS®. Any change in the pre-printed language of this form must be made in a prominent manner. No representations are made as to the legal validity, adequacy and/or effects of any provision, including tax consequences thereof. If you desire legal, tax or other professional advice, please consult your attorney, tax advisor or professional consultant.

REALTOR® EQUAL HOUSING OPPORTUNITY

This is a Counter Offer originated by: ☐ Seller ☒ Buyer ☐ Landlord ☐ Tenant

This is a Counter Offer to the ☐ Offer ☒ Counter Offer dated 09/09/2023 (MO/DA/YR) between the following Parties:

Seller/Landlord: [redacted]

Buyer/Tenant: Arrived Holdings Inc. and/or Assigns

Premises Address: 4406 S Stanley Pl Tempe AZ 85282

Acceptance of the above Offer and/or Counter Offer is contingent upon agreement to the following:

1. Purchase price shall be $745,000.
2. All other terms and conditions to remain the same.

Terms of Acceptance: Unless acceptance of this Counter Offer is signed by all parties and a signed copy delivered in person, by mail, facsimile or electronically, and received by the originating party's Broker named in the Contract Section 8q or 9a as applicable by 09/11/2023 at 1 ☐ a.m. ☒ p.m., Mountain Standard Time, this Counter Offer shall be considered withdrawn. Except as modified by this Counter Offer, all other terms and conditions of the above referenced Offer/Counter Offer(s) shall remain unchanged and deemed accepted. Until this Counter Offer has been accepted in the manner described above, the Parties understand that the Party originating this Counter Offer may withdraw the offer to buy, sell, or lease the Premises.

[redacted] eipt of a copy hereof.

Date: 09/10/23 Time: ____

[redacted] ndlord ☐ Tenant

____ Date: ____ Time: ____

☐ Seller ☐ Buyer ☐ Landlord ☐ Tenant

☐ RESPONSE

An additional Counter Offer is attached, and is incorporated by reference. If there is a conflict between this Counter Offer and the additional Counter Offer, the provisions of the additional Counter Offer shall be controlling.

____ Date: ____ Time: ____

☐ Seller ☐ Buyer ☐ Landlord ☐ Tenant

____ Date: ____ Time: ____

☐ Seller ☐ Buyer ☐ Landlord ☐ Tenant

☒ ACCEPTANCE

[redacted] hereof.

[redacted] ate MO/DA/YR